UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2023, Passage Bio, Inc. (the “Company”) entered into certain letter agreements amending each of (i) the collaboration agreement dated June 28, 2019 (the “Collaboration Agreement”) and (ii) the development services and clinical supply agreement dated April 13, 2020 (the “Development Agreement”, and together with the Collaboration Agreement, the “Existing Agreements”) with Catalent Maryland, Inc. (“Catalent”).

Letter agreement I (“Agreement I”) eliminated the minimum annual purchase obligation and the obligation to pay an annual fee for use of the Clean Room Suite, thereby eliminating the annual minimum commitment of $10.6 million per year owed to Catalent through November 2025 under the Existing Agreements. In consideration of Agreement I, the Company will make aggregate payments to Catalent of $6.0 million between June 30, 2023 and May 1, 2024.

Letter agreement II (“Agreement II” and together with Agreement I, the “Letter Agreements”) extended the term of the Existing Agreements until November 6, 2030, and established a limited exclusive relationship between the Company and Catalent for the manufacture of bulk drug substance and drug product for the Company’s adeno-associated virus delivery therapeutic product candidates for the treatment of frontotemporal dementia and GM1 gangliosidosis (the “Product Candidates”). The limited exclusive relationship under Agreement II would convert to a non-exclusive relationship (i) in the event Catalent fails to meet certain performance standards and (ii) following certain conditional events related to the divestiture by the Company of the Product Candidates, in which case, if such events occur, the Company would pay Catalent certain fees. In addition, in the event of certain transactions, the Company may terminate the Existing Agreements for convenience, in which case, the Company would pay to Catalent a certain termination fee.

The foregoing description of Letter Agreements is qualified in its entirety by reference to each of the Letter Agreements, copies of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: April 6, 2023	By:	/s/ Simona King
Simona King
Chief Financial Officer

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